Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-127086) of Top Ships Inc. of our report dated February 24, 2006, with respect to the consolidated  financial  statements of TOP Tankers Inc. (now know as Top Ships Inc.) for the year ended  December 31, 2005,  included in Top Ships Inc.'s Annual Report on Form 20-F for the year ended December 31, 2007.

/s/Ernst & Young
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Athens, Greece
May 21, 2008